UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
      DATE OF REPORT (date of earliest event reported) August 26, 2005

                      Commission file number: 0-29836

			       MYCOM GROUP, INC.
________________________________________________________________________________
       (Exact name of small business issuer as specified in its charter)

	    Nevada					33-0677545
________________________________________________________________________________
(State or other jurisdiction of 	       (IRS Employer Identification No.)
incorporation or organization)

		     602 Main Street, Cincinnati, Ohio  45202
________________________________________________________________________________
                     (Address of principal executive offices)

	                        (513) 352-5560
________________________________________________________________________________
                         (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01	Entry into a Material Definitive Agreement
      			and
Item 2.01	Completion of Acquisition or Disposition of Assets

Mycom Group, Inc. announces the August 26, 2005 execution and closing of a definitive asset purchase agreement (the "Agreement") with SecurePipe, Inc. ("SecurePipe") for the sale by Mycom of its managed services division and MailMax technology to SecurePipe. The sale included $741,000.00 cash, SecurePipe's assumption of notes and liabilities totaling approximately $186,500.00 and SecurePipe's agreement to pay Mycom a royalty on new managed services and MailMax sales during the next twenty-four (24) months. At closing, a partial payment on a note payable to a director was paid in the amount of $150,000.00. The assets and business being sold represent about 10% of Mycom's total sales volume.

Item 9.01	Financial Statements and Exhibits

	b.	Pro forma financial information

		The pro forma financial information required to be furnished for the transaction described in Item 2.01 will be filed by amendment and with the Company's 10-QSB for the period ending September 30, 2005, by October 15, 2005, a date not later than seventy one (71) calendar days after the filing date of this report.

	d.	Exhibits

Exhibit No.10.8		Asset Purchase Agreement dated August 25, 2005
			between Mycom Group, Inc. and SecurePipe, Inc.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 26, 2005                      Mycom Group, Inc.

                                        By: /s/Rob R. Bransom
                                            ---------------------
                                      Name: Rob R. Bransom
                                     Title: Chief Executive Officer






Exhibit No.10.8

                                                     FINAL EXECUTION COPY



                            ASSET PURCHASE AGREEMENT

                                 by and between

                                SECUREPIPE, INC.

                                      and

                                MYCOM GROUP, INC.

                                 August 26, 2005




	                    ASSET PURCHASE AGREEMENT

	ASSET PURCHASE AGREEMENT made as of August 26, 2005 (this "Agreement") by and between SecurePipe, Inc., a Delaware corporation ("Purchaser"), and Mycom Group, Inc., a Nevada corporation ("Seller").

	                      W I T N E S S E T H:


	WHEREAS, Seller carries on numerous businesses, including but not limited to those providing the following services:

	(i)	e-mail filtering service;
	(ii)	network intrusion detection monitoring service;
	(iii)	monitoring of the performance of networks and providing support
		to maintain networks;
	(iv)	providing co-location of client internet and network services
		and high speed internet access;
	(v)	web hosting;
	(vi)	archiving;
	(vii)	encryption;
	(viii)	anti-virus related to MailMAX;
	(ix)	anti-spam related to MailMAX; and
	(x)	policy management within email service.

Items (i) through (x) are referred to herein as the "Business."

	WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser, certain assets, properties and the business of the Business; and

	WHEREAS, Seller is not selling to Purchaser, and Purchaser is not purchasing from Seller, operations or assets of Seller other than the Business and its assets.

	NOW, THEREFORE, the parties agree as follows:

	                            ARTICLE 1
	                  PURCHASE AND SALE OF ASSETS

      1.1	Purchased Assets.   On the terms and subject to the conditions
of this Agreement, on the Closing Date (as defined in Section 8.1), Purchaser shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser, those properties, assets, rights and interests of every kind and nature, whether real or personal, tangible or intangible, and wherever located and by whomever possessed, owned by Seller as of the Closing Date that are used in, or otherwise directly associated with, the Business, including, without limitation, all of the following assets:

	(a)	Seller's service contracts with customers related to MailMAX
(including Archiving and Encryption), SecureMAX, ServerMAX, WebManager, co-location and hosting services (the "Services") listed in the Purchased Contracts Schedule attached hereto as Schedule 1.1(a) - Purchased Contracts
(the "Purchased Contracts"), and all records relating to the Purchased Contracts, and such other licenses and/or agreements related to the provision of the Services to Seller's customers, including without limitation, contracts for the cabinets and operations and telecommunication and co-location leases at Level (3), Cincinnati, Ohio and the contracts and/or leases for the high speed internet lines and connections and related services provided by Time Warner Telecom to the Business which are listed in the Purchased Agreements Schedule attached hereto as Schedule 1.1(a-PA) - Purchased Agreements; provided, however, that, notwithstanding anything in this Agreement to the contrary, Seller shall not assign, and Seller shall remain responsible for, and Purchaser shall not assume or in any way be responsible for, any agreement with respect to leased equipment or the agreement between Seller and Logicalis (the "Purchased Agreements"), and all records relating to the Purchased Agreements.

	(b)	The software code and system for website content management
operated as webMANAGER.

	(c)	all intangible assets and intellectual property (including,
without limitation, registered and unregistered trademarks, service marks and trade names, trade dress and other names, marks and slogans) of mailMAX, secureMAX, serverMAX and WebManager including software code and trade mark and copyright for mailMAX (but specifically excluding the trade mark "MycomPro" and the corporate name "Mycom" and "Mycom Group"), and all variations and permutations thereof, all publishing and distribution rights, and all associated goodwill; all statutory, common law and registered copyrights; all patents, inventions, shop rights, know-how, trade secrets and confidential information; and all proprietary software including without limitation, all proprietary software related to MailMAX, SecureMAX, ServerMAX, WebManager, Co-location and hosting services; and all registration applications for any of the foregoing; together with all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries;

	(d) 	all discoveries, improvements, processes, formulae (secret or otherwise), data, confidential information, engineering, technical and shop drawings, specifications and ideas, whether patentable or not, all licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing;

	(e) 	the computers, servers and computer connection and operating hardware located at Level (3), Cincinnati, including, without limitation, the equipment listed on Schedule 1.1(e).

	(f) 	the right to receive mail and other communications addressed to
Seller for the Business (including, without limitation, mail and communications from customers, suppliers, distributors, agents and others), except with respect to mail and other communications which Seller is prohibited from furnishing to Purchaser by reason of confidentiality agreements previously executed by Seller;

	(g) 	all goodwill as a going concern and all other intangible
property for the Business;

	(h) 	the current Help Desk telephone number, to the extent
assignable; and

	(i) 	the agreements listed on Schedule 3.9(a) which are denoted as being assigned by Seller to Purchaser pursuant to this Agreement (the "Assigned Agreements").

      For purposes of the Agreement, the term "Purchased Assets" means all properties, assets and rights which Seller shall convey to Purchaser or shall be obligated to convey to Purchaser under this Agreement. The Purchased Assets do not include the following ("Excluded Assets"):

      (i)	cash or cash equivalents;
      (ii)	trade accounts receivable and other rights to payment from
		customers of Seller;
      (iii)	insurance policies;
      (iv)	all minute books, stock records and financial records;
      (v)	those rights relating to deposits, prepaid expenses and claims
		for refunds;
      (vi)	all personnel records and other records that Seller is required
		by law to retain in its possession;
      (vii)	all claims for refund of taxes and other government charges of
		whatever nature;
      (viii)	all rights in connection with and assets of Employee Benefit
		Plans;
      (ix)	all rights of Seller under this Agreement and all exhibits
		hereto; and
      (x)	assets of Seller not utilized in the Business.

      1.2	Assumed Liabilities.  Subject to the conditions specified in this Agreement, on the Closing Date, Purchaser shall assume and agree to pay, defend, discharge and perform as and when due as of the Closing Date only the following liabilities and obligations of Seller in connection with the Business and incurred or accrued in the ordinary course of business (the "Assumed Liabilities"):

      (a)	all liabilities and obligations under the Purchased Contracts, the Purchased Agreements and the Assigned Agreements (excluding any liability or obligation for any breach thereof occurring prior to the Closing Date), but only to the extent that Seller's rights and benefits under such agreements, leases, contracts and commitments have been validly assigned to Purchaser pursuant to this Agreement; and

      (b)	the note payable by Seller to Ms. Lori Hinners, a true, correct and complete copy of which has been furnished to Purchaser, provided that the amount of such note does not exceed $71,861.08 and such note is due in monthly payments of $4,167 (the "Hinners Note").

      1.3	Excluded Liabilities.	Notwithstanding anything to the contrary
contained in this Agreement, Purchaser shall not assume or be liable for any liabilities of Seller other than the liabilities and obligations under the Purchased Contracts, the Purchased Agreements and the Assigned Agreements (but excluding any and all duties, liabilities and obligations under the Purchased Contracts, Purchased Agreements and the Assigned Agreements to be performed prior to the Closing Date and any and all duties, liabilities and obligations which are a result of any breach by Seller), including without limitation the following duties, liabilities or obligations of Seller (the "Excluded Liabilities"):

      (a) any duties, liabilities or obligations of Seller under this Agreement;

      (b) any duties, liabilities or obligations of Seller for expenses, taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees and sales, use and transfer taxes;

      (c) any duties, liabilities or obligations of Seller for indebtedness for borrowed money (except with respect to the Hinners Note), indebtedness secured by liens on its assets or guarantees of any of the foregoing;

      (d) any duties, obligations or liabilities which relate to or arise out of any of the Benefit Plans (as defined in Section 3.15(a)), including, without limitation, liabilities under Section 4980B or Part 6 of Title I of ERISA (as defined in Section 3.18(a)) in connection with any "qualifying event" (as defined in Section 4980B(f)(3) of the Code (as defined in Section 3.8(a))) which occurs prior to or upon the Closing;

      (e) any duties, liabilities or obligations of Seller with respect to any amount of federal, state or local taxes, including interest, penalties and additions to such taxes, which are imposed on or measured by any of Seller's income, sales or gross receipts for any period;

      (f) any duties, liabilities or obligations of Seller arising by reason of any violation or alleged violation of any federal, state, local or foreign law or any requirement of any governmental authority or by reason of any breach or alleged breach of any agreement, contract, lease, commitment, instrument, judgment, order or decree, regardless of when any such violation or breach is asserted;

      (g) any duties, liabilities or obligations of Seller which would not have existed had Seller's representations and warranties been true as of the Closing Date;

      (h) any duties, liabilities or obligations of Seller to Seller's present or former employees or anyone employed by Seller prior to the Closing Date, or any labor organization representing any of them, and which are attributable either to events on or prior to the Closing Date or to any acts or omissions of Seller prior to, on or after the Closing Date, including without limitation accrued vacation pay or severance pay;

      (i) any duties, liabilities or obligations of Seller relating to claims for personal injury or damage to property based upon or arising out of the sale and distribution of products, the provision of services or the operation of any vehicle by Seller; and

      (j) all other duties, liabilities or obligations of Seller not expressly assumed by Purchaser hereunder, including, without limitation, any duties, liabilities or obligations arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of fact existing at or prior to the Closing, regardless of when asserted.


                                   ARTICLE 2
  	             CONSIDERATION FOR THE PURCHASED ASSETS

      2.1	Purchase Price.  The aggregate purchase price for the Purchased
Assets and all obligations of Seller hereunder shall be equal to Seven Hundred Forty-One Thousand One Hundred Dollars and No/100 Dollars ($741,000) (the "Purchase Price") which shall be payable to Seller on the Closing Date as set forth below:

      (a) by wire transfer of immediately available funds to such account or accounts as shall have been designated in writing by Seller not less than three days prior to the Closing Date in an amount equal to Six Hundred Seventy-One Thousand and No/100 Dollars ($671,000); and

      (b) by wire transfer of immediately available funds to the Escrow Account to be established pursuant to the Escrow Agreement in the form of Exhibit A hereto, with such changes therein as the Escrow Agent may request (the "Escrow Agreement"), in an amount equal to Seventy Thousand and No/100 Dollars ($70,000).

The Purchase Price shall be allocated among the Purchased Assets as set forth in Exhibit B attached hereto.

	2.2	Pre-Closing Services by Seller.  Post Closing, Purchaser shall pay to Seller, within thirty (30) days of receipt by Purchaser, any and all amounts received by Purchaser from Seller's customers related to Services that were delivered prior to Closing.

	2.3	Post Closing Adjustment to Purchase Price.  If any of Seller's
customers included in the Purchased Contracts do not make payments to Purchaser when due during the twelve months after Closing due to asserting that their Purchased Contract has not been validly assigned to Purchaser, then Purchaser shall be entitled to reduce the amounts held in escrow by the total annualized amount of such agreement, provided that Seller shall have 60 days from notice of such assertion to have such agreement validly assigned to Purchaser and any and all past due payments paid in full to Purchaser.


 	                           ARTICLE 3
	            REPRESENTATIONS AND WARRANTIES OF SELLER

      As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date that:


      3.1	Organization and Power.   Seller is a corporation duly
organized, validly existing and in good standing under the laws of Nevada, and is qualified to do business as a foreign corporation and is in good standing in the respective jurisdictions specified on the "Qualifications Schedule" attached hereto as Schedule 3.1, which are all jurisdictions in which the ownership of properties or the conduct of business requires it to be so qualified. Seller has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its businesses as now conducted.

      3.2	Subsidiaries.  Seller does not own any stock, partnership
interest, joint venture interest or other security or interest in any other corporation, organization or entity.

      3.3	Authorization.  The execution, delivery and performance of this
Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby have been duly and validly authorized by Seller. No other corporate act or proceeding on the part of Seller, its Board of Directors, or shareholders is necessary to authorize the execution, delivery or performance of this Agreement, any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Seller who is a party thereto shall each constitute, a valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, result in a violation of, or cause the acceleration of any obligation under, (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets under, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of Seller's certificate of incorporation or by-laws or other governing document, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller is bound or affected, or any law, statute, rule, regulation, judgment, order or decree to which Seller subject or by which any of the Purchased Assets is bound.

      3.4	Absence of Undisclosed Liabilities.   As of the Closing, Seller
does not have any liabilities or obligations with respect to the Business, whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, whether due or to become due, arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, regardless of when any such liability or obligation is asserted, including, without limitation, taxes with respect to or based upon transactions or events occurring on or before the Closing, except (a) liabilities and obligations under the Purchased Contracts, the Purchased Agreements and the agreements listed on
Schedule 3.9(b) (but not liabilities for breaches thereof), (b) liabilities and obligations of Seller with respect to the Business which have arisen in the ordinary course of business (none of which will be of a material nature or amount, will be a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit or will have a material adverse effect upon the business, operations, financial condition, properties, assets or prospects of Seller or the Business), and (c) liabilities and obligations otherwise expressly disclosed in this Agreement or the "Liabilities Schedule" attached hereto as
Schedule 3.4.

      3.5	No Material Adverse Changes; Absence of Certain Developments.
Since July 14, 2005, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations, customer relations or business prospects of the Business. Except as set forth in the "Developments Schedule" attached hereto as Schedule 3.5, Seller in respect of the Business has not since July 14, 2005:

      (a) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of the Purchased Assets, except liens for current property taxes not yet due and payable;

      (b) sold, assigned or transferred any of the Purchased Assets, except in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by it;

      (c) sold, assigned, transferred, abandoned or permitted to lapse any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any person;

      (d) made or granted any bonus or any wage or salary increase to any employee or group of employees or made or granted any increase in any employee benefit plan or arrangement (except in accordance with past custom and practice), or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

      (e) entered into any other material transaction other than in the ordinary course of business; or

      (f) suffered any material damage, destruction or casualty loss to the Purchased Assets, whether or not covered by insurance.

      3.6 	Title and Condition of Properties.

      (a) Seller owns good and marketable title, free and clear of all liens, charges, security interests, encumbrances and claims of others, to all of the Purchased Assets, except for liens of current taxes not yet due and payable and liens disclosed on Schedule 3.6(a). At the Closing, Seller shall convey good and marketable title to all of the personal property included within the Purchased Assets, free and clear of all liens, security interests, charges, encumbrances and claims of others, except as disclosed on Schedule 3.6(a) ("Permitted Encumbrances").

      (b) Seller's machinery, equipment, computer hardware and other tangible assets constituting the Purchased Assets are in good condition and repair in all material respects and are usable in the ordinary course of business. Seller owns or leases under valid leases all machinery, equipment, computer hardware and other tangible assets necessary for the conduct of the Business as currently conducted by it.

      (c) Seller is not in violation of any applicable zoning, building, fire or other ordinance or other law, regulation or requirement relating to the operation of owned or leased properties related to the Purchased Assets or the Business, including, without limitation, applicable environmental protection and occupational health and safety laws and regulations. Within the five years prior to the date of this Agreement, Seller has not received any notice of any such violation or any condemnation proceeding with respect to any of the Purchased Assets owned, used or leased by Seller, except as has been previously disclosed to Purchaser in writing.

      3.7	[Reserved].

      3.8	Tax Matters.

      (a) Seller has duly filed all federal, state, local and foreign tax information and tax returns (the "Returns") required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all taxes and other governmental charges (including, without limitation, interest, additions to tax and penalties) which have been incurred or are shown to be due on said Returns or are claimed in writing to be due from Seller or imposed on Seller or its properties, assets, income, payroll, franchises, licenses, sales or use, by any federal, state, local or foreign taxing authorities (collectively, the "Taxes") on or prior to the date hereof other than Taxes which are being contested in good faith and by appropriate proceedings and as to which Seller has set aside on its books adequate reserves, or which may be attributable to the transactions contemplated hereby. Schedule 3.8, the "Tax Matters Schedule" heretofore delivered to Purchaser, sets forth the date or dates through which the Internal Revenue Service ("IRS") has examined the federal income tax returns of Seller, whether singly or as a member of an affiliated group, and the date or dates through which any state, local, foreign or other taxing authority has examined any state, local, foreign or other returns of Seller. Except as set for on the "Tax Matters Schedule", neither the IRS nor any state, local, foreign or other taxing authority is in the process of examining any federal, state, local, foreign or other tax return of Seller. Except as disclosed on the "Tax Matters Schedule",
(i) there are no material disputes pending, or material claims asserted, for Taxes upon Seller, (ii) Seller has not been required to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, local or foreign return or for any period, and (iii) Seller does not have in effect any power of attorney or authorization to anyone to represent it with respect to any Taxes. Seller has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")), where Seller was not the common parent of the group. Seller is not nor has it been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone. Seller does not have any liability for the Taxes of any person or entity by contract, as transferee or successor, or by operation of law. Seller has not filed any consent under
Section 341(f) of the Code. Seller has not been a United States real property holding corporation within the meaning of Section 897 of the Code for any period.


To the best knowledge of Seller, there exists no proposed assessment against Seller or notice, whether formal or informal, of any deficiency or claim for additional Tax (including, without limitation, interest, additions to tax or penalties) except as disclosed on the "Tax Matters Schedule."

      (b) Except as disclosed on the "Tax Matters Schedule," all monies required to be withheld from employees of Seller for income taxes, social security and unemployment insurance taxes or collected from customers or others as sales, use or other taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established and is reflected on Seller's financial statements.

      3.9	Contracts and Commitments.

      (a) Schedule 1.1(a) lists all of Seller's service contracts with customers related to MailMAX (including Archiving and Encryption), SecureMAX, ServerMAX, WebManager, co-location and hosting services; Schedule 1.1(a) sets forth the monthly recurring revenues and the annualized revenues for each respective Purchased Contract; and Schedule 1.1(a) sets forth any deferred revenue (as defined by GAAP) with respect to any Purchased Contract.

      (b) Except as set forth in Section 3.18, Schedule 1.1(a) - Purchased Contracts, Schedule 1.1(a-PA) - Purchased Agreements or in the "Other Contracts Schedule" attached hereto as Schedule 3.9(b), Seller is not in connection with the Business a party to any:

      (i) contract with any labor union or contract for the employment of any individual employee or other person on a full-time, part-time or consulting basis, or any confidentiality, non-competition or assignment of invention agreement with any current or former officer, individual employee or other person on a full-time, part-time or consulting basis;

      (ii) agreement or indenture relating to the to mortgaging, pledging or otherwise placing a lien on any of the Purchased Assets;

      (iii) guarantee of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business related to the Purchased Assets:

      (iv) agreement or commitment with respect to the lending or investing of funds to or in other persons or entities related to the Purchased Assets;

      (v) license or royalty agreement;

      (vi) lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party for which the aggregate annual rental payments to any one person and its affiliates exceeds $5,000;

      (vii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it for which the aggregate annual rental exceeds $5,000;

      (viii) contract or group of related contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $5,000;

      (ix) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalties or involving more than $5,000;

      (x) contract which prohibits it from freely engaging in business anywhere in the world;

      (xi) contract or other agreement regarding any obligation of confidentiality of Seller or any obligation of confidentiality on the part of a third party in favor of Seller;

      (xii) contract relating to the distribution of its products or the rendering of its services;

      (xiii) contract with any officer, director related specifically to the Business; or

      (xiv) other agreement material to it whether or not entered into in the ordinary course of business.

      (c) Except as specifically disclosed in Schedule 3.9(c), (i) to the best knowledge of Seller, no Purchased Contract, Purchased Agreement or Assigned Agreement has been breached in any material respect or canceled by the other party, (ii) no party to a Purchased Contract, Purchased Agreement or Assigned Agreement has notified Seller that it shall stop or decrease in any material respect the rate of business done with Seller, (iii) Seller has in all material respects performed all the obligations required to be performed by it to the date of this Agreement and is not in receipt of any claim of default under any Purchased Contract, Purchased Agreement and Assigned Agreement; (iv) no event has occurred which with the passage of time or the giving of notice or both would result in a breach or default under any Purchased Contract, Purchased Agreement or Assigned Agreement; and (v) Seller is not a party to any contract which Purchaser is obligated to assume hereunder which is materially adverse to its operations, financial condition, operating results or business prospects.

      (d) Purchaser has been supplied with a true and correct copy of all contracts which are Purchased Contracts, Purchased Agreements and Assigned Agreements, together with all amendments, waivers or other changes thereto.

      (e) Each Purchased Contract includes as binding obligations on the other party to such Purchased Contract one of three forms of "Exhibit A" as specified in Schedule 3.9(e), which three forms of Exhibit A are attached to Schedule 3.9(e).

      3.10	Proprietary Rights.  Set forth on the "Proprietary Rights
Schedule" attached hereto as Schedule 3.10 is a complete and correct list of all patents, patent applications, patent disclosures, registered trademarks, registered service marks, trade names and corporate names, domain names and websites, registered copyrights, and registrations, applications and renewals for any of the foregoing, and software (other than "off-the-shelf" commercial software), which comprise a portion of the Intellectual Property, including all registration numbers and dates and jurisdictions of registrations, if applicable, all licenses and other rights granted from or to any third party with respect to any Intellectual Property, and all such licenses and other rights granted by any third party to Seller. Except as set forth on Schedule 3.10, (a) Seller owns and possesses all right, title and interest in and to, or has a valid license to use, all of the intellectual property and proprietary rights and information necessary for the operation of the Business as presently conducted by Seller, and none of such Intellectual Property has been abandoned;
(b) each item of Intellectual Property owned or used by Seller prior to the Closing will be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing, (c) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or, to the knowledge of Seller, is threatened, and, to the knowledge of the Seller, there is no reasonable basis for any such claim; (d) Seller has not, nor has any registered agent of Seller received any notices of, nor does Seller have knowledge of any reasonable basis for, an allegation of any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property, nor has Seller or any such agent received any claims of infringement or misappropriation of or other conflict with any intellectual property of any third party; (e) to Seller's knowledge, the Seller has not infringed, misappropriated or otherwise violated any intellectual property of any third parties, nor does the Seller have knowledge of any infringement, misappropriation or conflict which will occur as a result of the transactions contemplated hereby; (f) to the knowledge of the Seller, no other person or entity is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, the Intellectual Property;
(g) the Seller is not required to pay any fee, royalty or other compensation for the use of any third party intellectual property; and (h) Seller has not granted any exclusive right with respect to any Intellectual Property.
All Intellectual Property owned by Seller was created by employees of the Company within the scope of their employment, or by independent contractors who have assigned all of their rights in such Intellectual Property to Seller pursuant to written agreements set forth on Schedule 3.10. For the purposes of this Section 3.10, "Intellectual Property" means all intellectual property and other proprietary rights and information of Seller used in connection with the Business, including but not limited to all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks (except "MycomPro"), service marks, trade dress, trade names and corporate names (except "Mycom" or "Mycom Group"), all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans; cost and pricing information, all supplier lists and related information; all domain names and web sites; sales data and plans; all customer accounts, lists, files, programs, plans, data and related information.

      3.11	Litigation; Proceedings.  Except as set forth in the "Litigation
Schedule" attached hereto as Schedule 3.11, there is no action, suit, proceeding, order or investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which relates to the Business and/or the Purchased Assets, and there is no basis known to Seller for any of the foregoing. No officer, director, shareholder, partner, employee or agent of Seller has been or is authorized to make or receive, and Seller does not know of any such person making or receiving, any bribe, kickback or other illegal payment at any time. Within the five years preceding the date hereof, Seller has not received any opinion or legal advice in writing to the effect that Seller is materially exposed from a legal standpoint to any liability or disadvantage which may be material to the Business as previously or currently conducted.

      3.12	Brokerage.  Except for Seller's obligation to Weinstein Group
(which shall be the sole obligation of Seller), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

      3.13	Governmental Consent, etc.  No permit, consent, approval or
authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement or any other agreement contemplated hereby by Seller, or the consummation by Seller of any of the transactions contemplated hereby and thereby, except as disclosed on the "Consents Schedule" attached hereto as Schedule 3.13.

      3.14	Employees.  Seller has in respect of the Business complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, health, safety and the payment of social security and other taxes. In respect of the Business, Seller has not had any material labor relations problems, and there has been no union organization efforts by the employees of Seller. Within fourteen (14) days after the Closing Date, Seller shall have paid all employees of the Business for any and all accrued vacation and personal time pay through and including the Closing Date.

      3.15 Employee Benefit Plans.

      (a) The "Employee Benefits Schedule" attached hereto as Schedule 3.15, contains a list of any employee benefit plan, within the meaning of Section
3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Seller and/or any ERISA Affiliate (as defined below) maintains, to which Seller contributes, to which Seller is obligated to contribute, or under which any employee or former employee, officer or former officer, director or former director of Seller is covered or has benefit rights, and each other arrangement, program or plan pursuant to which any benefit is or shall be provided to an employee, former employee or retired employee whether formal or informal, including, without limitation, those providing any form of medical, health and dental insurance, severance pay and benefits continuation, relocation assistance, vacation pay, tuition aid and matching gifts for charitable contributions to educational or cultural institutions (collectively, the "Benefit Plans"). Except as set forth on the "Employee Benefits Schedule", Seller neither maintains nor has entered into any Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Seller or its beneficiaries, or other provisions, which would cause an increase in liability of Seller or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter. Each of such plans that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with current law as required and each such plan either has obtained a favorable determination letter with respect to such amendment or the remedial amendment period for such amendment under Section 401(b) of the Code has not expired. For purposes hereof, an "ERISA Affiliate" is any trade or business whether or not incorporated that together with Seller would be deemed a "single employer" within the meaning of ERISA Section 4001 or affiliated with Seller within the meaning of Section 414(b), (c) or (m) of the Code.

      (b) Except as set forth in the "Employee Benefits Schedule", all accrued contributions and other payments to be made by Seller or any ERISA Affiliate to any Benefit Plan through December 31, 2004 have been made or reserves adequate for such purposes as of December 31, 2004 have been recorded. Neither Seller nor any ERISA Affiliate is in material default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan.

      (c) There is no pending litigation or claim or, to the best knowledge of Seller, threatened litigation or claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by Seller or any ERISA Affiliate which allege violations of applicable state or federal law.

      (d) To the best knowledge of Seller, each Benefit Plan is and has been in compliance in all material respects with, and each such Plan is and has been operated in accordance with, the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law.

      (e) No condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring a liability under Title IV of ERISA with respect to any Benefit Plan, other than liability for premiums due to the PBGC. The PBGC has not instituted proceedings to terminate any of the ERISA Plans and no condition known to Seller exists that presents a material risk that such proceedings shall be instituted. All reporting and disclosure requirements of ERISA and the Code have been satisfied in all material respect with respect to each of the Benefit Plans. Neither Seller nor any ERISA Affiliate is required to contribute to an employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA nor has been so required during the five-year period ending on the Closing Date.

      (f) No prohibited transaction has occurred with respect to any Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax under Section 4975 of the Code; nor has any reportable event under Section 4043 of ERISA occurred with respect to any Benefit Plan.

      3.16	Affiliated Transactions.  Except as set forth on the "Affiliated
Transaction Schedule" attached hereto as Schedule 3.16, no officer, director, shareholder, partner or affiliate of Seller or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Seller in connection with the Business or has any interest in any property used by Seller in connection with the Business.

      3.17	Compliance with Laws: Permits: Certain Operations.

      (a) To Seller's knowledge, Seller and its officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the Business or the Purchased Assets or to which Seller may otherwise be subject, and no claims are pending against Seller alleging a violation of any such law or regulation, except as set forth on the "Compliance Schedule" attached hereto as Schedule 3.17. Seller holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the Business, all of which are listed on the "Compliance Schedule."

      (b) In particular, but without limiting the generality of Section 3.17(a), to Seller's knowledge, (i) Seller has not violated, or received a notice or charge asserting any violation of, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 or any other state or federal act (including rules and regulations thereunder) regulating or otherwise affecting the employment of aliens, employee health and safety or the environment; and (ii) Seller is in compliance with all applicable foreign, federal, state and local laws and regulations.

      3.18	Environmental Matters.

	(a) As used in this Section 3.18, the following terms shall have the following meanings:

      (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject Seller to any imposition of costs or liability under any Environmental Law.

      (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

      (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

      (b) To Seller's knowledge, all real estate owned, leased or operated by Seller and Seller's operation of the Business at or from such real estate and its operation of its Purchased Assets are in material compliance with all applicable Environmental Laws.

      (c) Seller neither holds nor maintains any environmental permits, licenses, certificates of compliance, approvals or other authorizations in connection with the ownership or operation of the Purchased Assets.

      (d) Except as set forth in the "Environmental Matters Schedule" attached hereto as Schedule 3.18: to Seller's knowledge, (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on, under or about any part of any real property owned, leased or operated by Seller in violation of any Environmental Law, and (ii) no real property owned, leased or operated by Seller or any of the other Purchased Assets contain any asbestos, urea, formaldehyde, radon, polychlorinated biphenyls (PCBs) or pesticides at levels or amounts that violate any Environmental Law.

      (e) Except as set forth in the "Environmental Matters Schedule," Seller has not received notice alleging in any manner that Seller is, or might be potentially, responsible for any Release of Hazardous Materials, or any costs arising under or in violation of Environmental Laws with respect to the Purchased Assets or the operation of the Business.

      (f) To Seller's knowledge, none of the real estate owned, leased or operated by Seller is or has been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

      (g) Seller has disclosed and delivered to Purchaser all environmental reports and investigations which Seller has obtained or ordered with respect to the Purchased Assets or the Business.

      (h) No lien has been attached or filed against Seller with respect to the Purchased Assets in favor of any governmental or private entity for (i) any liability or imposition of costs under or in violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

      3.19	Disclosure.  Neither this Agreement nor any of the schedules, attachments or exhibits hereto contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

      3.20	Closing Date.  All of the representations and warranties of
Seller in this Article 3 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to Purchaser are true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date.



	                           ARTICLE 4
	          REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date that:

      4.1	Corporate Organization and Power.  Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and perform its obligations hereunder and thereunder.

      4.2	Authorization.  The execution, delivery and performance by
Purchaser of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of Purchaser is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement constitutes, and the other agreements contemplated hereby upon execution by Purchaser shall each constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

      4.3	No Violation.  Purchaser is not subject to or obligated under its articles of incorporation or by-laws, any applicable law, rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree which would be breached or violated by its execution, delivery or performance of this Agreement or the other agreements contemplated hereby. Purchaser shall comply with all applicable laws, and with all applicable rules and regulations of all governmental authorities in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby.

      4.4	Governmental Authorities and Consents.  Purchaser is not
required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby, and no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Purchaser in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

      4.5	Brokerage.  There are no claims for brokerage commissions,
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

      4.6	Litigation.  There is no action, suit, proceeding, order or
investigation pending or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Purchaser's performance under this Agreement or the consummation of the transactions contemplated hereby.

      4.7	Notification.  From the date hereof to the Closing, Purchaser shall promptly inform Seller in writing of any material variances from the representations and warranties contained in this Article 4.

      4.8	Closing Date.  All of the representations and warranties of
Purchaser contained in this Article 4 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to Seller are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects as of the Closing Date.

	                           ARTICLE 5
	                  COVENANTS PRIOR TO CLOSING

      5.1	Affirmative Covenants.  Prior to the Closing, Seller shall:

      (a) conduct the Business only in the usual and ordinary course of business in accordance with past custom and practice (including placing purchase orders only for reasonable quantities and at reasonable prices and accepting customer orders only on reasonable terms);

      (b) keep in full force and effect its corporate existence and all material rights, franchises and intellectual property relating to or pertaining to the Business;

      (c) use best efforts to retain its employees and preserve its present business relationships, and continue to compensate its employees in accordance with past custom and practice;

      (d) maintain its Purchased Assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement; replace in accordance with past practice its inoperable, worn out and obsolete assets with assets of comparable quality; and in the event of any casualty, loss or damage to any of the Purchased Assets prior to Closing, either repair or replace such assets with assets of comparable quality or, if Purchaser agrees, transfer to Purchaser at Closing the proceeds of any insurance recovery with respect thereto;

      (e) maintain its books, accounts and records in accordance with past custom and practice;

      (f) permit Purchaser and its employees, agents, accounting and legal representatives and potential lenders and their representatives to have access to its books, records, invoices, contracts, leases, key personnel, independent accountants, property, facilities, equipment and other things reasonably related to the Business or the Purchased Assets;

      (g) use best efforts to obtain all consents and approvals necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to Purchaser's obligation to close to be satisfied;

      (h) cooperate with Purchaser and use its best efforts to prepare all documentation and to effect all filings and publication of notices necessary for Purchaser to obtain all permits, certificates, consents, final and nonappealable approvals and authorizations of all governmental bodies necessary to consummate the transactions contemplated by this Agreement (collectively "Regulatory Approval"); and

      (i) promptly inform Purchaser in writing of any variances from the representations and warranties contained in Article 4 hereof.

      5.2	Negative Covenants.  Prior to the Closing, without the prior written consent of Purchaser, Seller shall not:

      (a) directly or indirectly (including through any agent, broker, finder or other third party), offer to sell, or otherwise dispose of, negotiate for the sale or other disposition of, initiate or continue discussions concerning the sale or other disposition of any of the Purchased Assets.

      (b) take or omit to take any action, or permit its subsidiaries or affiliates to take or omit to take any action, which would reasonably be anticipated to have a material and adverse effect upon the Business or the Purchased Assets.

	                           ARTICLE 6
	         CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE


      6.1	Conditions to Purchaser's Obligation.  The obligation of
Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing
Date:

      (a) the representations and warranties set forth in Article 3 hereof shall be true and correct at and as of the Closing as though then made and as though the Closing was substituted for the date of this Agreement, without taking into account any disclosures made by Seller to Purchaser pursuant to Section 5.1(i) hereof;

      (b) Seller shall have performed all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

      (c) since July 14, 2005, there shall have been no material adverse change in the operations, financial condition, operating results, assets or business prospects of the Business, and there shall have been no material casualty loss or damage to the Purchased Assets, taken as a whole, whether or not covered by insurance;

      (d) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms and conditions satisfactory to Purchaser, including without limitation all Regulatory Approvals;

      (e) all consents by third parties that are required for the transfer of the Purchased Assets and the Business to Purchaser as contemplated hereby, that are required for the consummation of the transactions contemplated hereby or that are required to prevent a breach of, or a default under or a termination or modification of, any instrument, contract, license, lease or other agreement to which Seller is a party or to which any of the Purchased Assets is subject, and releases of all liens, charges, security interests, encumbrances and claims of others on the Purchased Assets, other than Permitted Encumbrances, shall have been obtained on terms and conditions satisfactory to Purchaser:

      (f) no action or proceeding before any court or government body shall be pending or threatened which, in the judgment of Purchaser, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

      	(g) Seller shall have provided Purchaser, at Seller's own expense, with UCC search reports ("UCC Searches") of Seller disclosing no liens or encumbrances against the Purchased Assets, other than the Permitted Encumbrances.

If the UCC Searches disclose any title encumbrances, defects, liens, encumbrances or other matters other than Permitted Encumbrances (the "Unpermitted Encumbrances"), Seller shall have caused the same to be removed or insured over at Seller's expense prior to the Closing or, with respect only to Unpermitted Encumbrances of a definite or ascertainable amount, Seller shall grant Purchaser a credit against the amount of Purchase Price payable at the Closing equal to the aggregate amount of such Unpermitted Encumbrances.

      (h) Purchaser shall have received the executed counterparts of Proprietary Rights Agreements in form and substance satisfactory to Purchaser from Mr.
Brian Bebeau, Mr. Tom Smith and Kevin Schwallach, if Purchaser shall have offered employment to such individuals.

      (i) all proceedings to be taken by Seller in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Purchaser shall be satisfactory in form and substance to Purchaser and its counsel;

	Any conditions specified in this Section 6.1 may be waived by Purchaser; provided that no such waiver shall be effective unless it is set forth in a writing executed by Purchaser, except as otherwise provided in Section 10.3.

	                           ARTICLE 7
	           CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

      7.1	Conditions to Seller's Obligations.  The obligation of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

      (a) the representations and warranties set forth in Article 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

      (b) Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

      (c) all proceedings to be taken by Purchaser in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Seller shall be reasonably satisfactory in form and substance to Seller and its counsel.

	Any condition specified in this Section 7.1 may be waived by Seller; provided that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller, except as otherwise provided in Section 10.3.

                                   ARTICLE 8
                             CLOSING TRANSACTIONS


      8.1	The Closing. Subject to the conditions contained in this
Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller and Purchaser at 10:00 a.m. CDT on August 26, 2005, or at such other place or on such other date as may be mutually agreeable to the parties. The date and time of the Closing are referred to herein as the "Closing Date."

      8.2	Action to Be Taken at the Closing.  The sale, conveyance,
assignment and delivery of the Purchased Assets and the payment of the Purchase Price pursuant to the terms of this Agreement shall take place at the Closing, and, simultaneously, the other transactions contemplated by this Agreement shall take place by the delivery of all of the closing documents set forth in Section 8.3.

      8.3 Closing Documents.

      (a) Seller shall deliver to Purchaser at the Closing the following documents, duly executed by Seller where necessary to make them effective:

      (i) an officer's certificate from Seller in the form set forth in Exhibit D attached hereto, stating that the preconditions specified in Section 6.1 (a) through (i), inclusive (other than (d) and (h)), have been satisfied;

      (ii) copies of all necessary third party and governmental consents, approvals, releases and filings required in order to effect the transactions contemplated by this Agreement;

      (iii) such instruments of sale, transfer, assignment, conveyance and delivery, as are required in order to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances, except for Permitted Encumbrances:

      (iv) certified copies of the resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, and the consummation of all other transactions contemplated by this Agreement; and

      (v) such other documents or instruments as Purchaser may reasonably request to effect the transactions contemplated hereby.

      All of the foregoing documents in this Section 8.3(a) shall be satisfactory in form and substance to Purchaser and shall be dated the Closing Date.

      (b) Purchaser shall deliver to Seller at the Closing the following items, duly executed by Purchaser where necessary to make them effective:

      (i) the amount of the Purchase Price payable at Closing as provided in
Section 2.1(a);

      (ii) an Assignment and Bill of Sale and Assumption of Liabilities in the form of Exhibit E hereto, providing for the assumption by Purchaser of the Assumed Liabilities:

      (iii) an officer's certificate in the form set forth as Exhibit F attached hereto, stating that the preconditions specified in Section 7.1 (a) and (b) hereof have been satisfied:

      (iv) certified copies of the resolutions duly adopted by Purchaser's Board of Directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, and the consummation of all other transactions contemplated by this Agreement;

      (v) copies of all necessary third party and governmental consents, approvals, releases and filings required in order for Purchaser to effect the transactions contemplated by this Agreement; and

      (vi) such instruments of assumption and other documents or instruments as Seller reasonably may request to effect the transactions contemplated hereby.

      All of the foregoing documents in this Section 8.3(b) shall be reasonably satisfactory in form and substance to Seller and shall be dated as of the Closing Date.

      (c) Each of Mr. Brian Bebeau, Mr. Tom Smith, Mr. Chad Mattix and Kevin Schwallach shall execute and deliver to Purchaser at Closing a Non-Competition Agreement in the form of Exhibit G hereto (the "Non-Competition Agreement").

      (d) Purchaser and Seller shall execute and deliver to one another at Closing the Escrow Agreement.

      (e) Purchaser and Seller shall execute and deliver to one another at Closing a Reseller Agreement attached hereto as Exhibit H, subject to the terms and conditions of Purchaser's standard reseller agreement, providing for a reseller commission rate of fifteen (15) percent; provided further that the Purchased Contracts shall not be subject to such reseller agreement and no commission shall be due Seller for such contracts. In the event such customer(s) listed on Exhibit I enter into a service agreement with Purchaser within 90 days of Closing, Seller shall be paid a commission pursuant to such terms and conditions of such Reseller Agreement.

      (f) Purchaser and Seller shall execute and deliver to one another at Closing a Royalty Agreement attached hereto as Exhibit J, whereby Purchaser will pay to Seller a royalty on new sales Purchaser makes for Services within the twenty-four (24) month period after closing. Such royalty payment will be computed as follows: The product of (the monthly payments made by customers for such new sales during such period less commissions made to resellers related to such new sales) times five percent (5 %). Such royalty payment will be made thirty (30) days after Purchaser has received payment for such new sales from customer. No royalty payment shall be due Seller for such Services (except encryption and archiving) related to the Purchased Contracts and the renewal of the Purchased Contracts. No royalty payments shall be due Seller for such Services that are provided to Purchaser's customers as a replacement to Purchaser's email security services being sold prior to Closing.


      8.4	Nonassignable Contracts.  To the extent that the assignment
hereunder by Seller to Purchaser of any contract, commitment, license, lease or other agreement of Seller (the "Contracts") is not permitted or is not permitted without the consent of any other party to the Contract, this Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Purchaser shall assume no obligations or liabilities thereunder. Seller shall use its best efforts to advise Purchaser promptly in writing with respect to any Contract which it knows or has reason to believe shall not receive any required consent. Without in any way limiting Seller's obligation to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Contracts and the Purchased Assets to Purchaser hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with the rights and benefits, subject to the obligations, under the Contract, including enforcement for the benefit of Purchaser of any and all rights of Seller against any other person arising out of breach or cancellation by such other person and if requested by Purchaser, acting as an agent on behalf of Purchaser or as Purchaser shall otherwise reasonably require.

      8.5	 Possession.  Simultaneously with the Closing, Seller shall take such steps as are necessary or desirable to put Purchaser in actual possession and operating control of the Purchased Assets and the Business.


	                           ARTICLE 9
	                        INDEMNIFICATION


      9.1	Indemnification by Seller.  Seller agrees to indemnify in full
Purchaser and its officers, directors, employees, agents and shareholders (collectively, the "Purchaser Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) (collectively, "Losses"), which Purchaser Indemnified Parties may suffer, sustain or become subject to, as a result of (a) any misrepresentation in any of the representations or breach of any of the warranties of Seller contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered pursuant to the terms of this Agreement or otherwise incorporated in this Agreement (collectively, the "Related Documents"), (b) any breach of, or failure to perform, any agreement of Seller contained in this Agreement or any of the Related Documents, (c) any of the Excluded Liabilities, including with limitation any matters described on the Liabilities Schedule, Tax Matters Schedule, Litigation Schedule, Employee Benefits Schedule, Compliance Schedule or Environmental Matters Schedule, (d) any violation or alleged violation of any Environmental Law or any Release of Hazardous Materials on, upon or from any Real Estate or in connection with the Business on or prior to Closing Date, or (e) any "Claims" (as defined in Section 9.3(a) hereof) or threatened Claims against any of the Purchaser Indemnified Parties arising out of the actions or inactions of Seller prior to the Closing with respect to the Purchased Assets or the operation of the Business prior to the Closing or any other business of Seller prior to the Closing (collectively, "Purchaser Losses").

      9.2	Indemnification by Purchaser.  Purchaser agrees to indemnify in full Seller and its officers, directors, employees, agents, and shareholders or partners, as the case may be (collectively, the "Seller Indemnified Parties"), and hold them harmless against any Losses which any of the Seller Indemnified Parties may suffer, sustain or become subject to as a result of (a) any misrepresentation in any of the representations or breaches of any of the warranties of Purchaser contained in this Agreement or in any of the Related Documents, (b) any breach of, or failure to perform, any agreement of Purchaser contained in this Agreement or any of the Related Documents, (c) any Assumed Liabilities, or (d) any Claims or threatened Claims against any of the Seller Indemnified Parties arising out of actions or inactions of Purchaser subsequent to Closing with respect to the Purchased Assets or the operation of the Business subsequent to Closing (collectively, "Seller Losses").

      9.3	Method of Asserting Claims.  As used herein, an Indemnified
Party" shall refer to a "Purchaser Indemnified Party" or "Seller Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party(ies) hereto obligated to indemnify such Notifying Party's Indemnified Parties.


      (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party, the liabilities for which, or the costs or expenses of which, are Seller Losses or Purchaser Losses, as the case may be, (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim. Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interest of the Indemnified Parties), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party shall cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the Indemnifying Party fails or is not entitled to contest and defend a claim, the Notifying Party shall be entitled to contest, defend and settle such Claim.

      (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Chief Executive Officers of each of the Indemnifying Party and the Notifying Party (or their respective designees) shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers (or their respective designees) within 15 days after the delivery of the Notifying Party's notice of such claim, the Indemnified Party shall be free to pursue any and all available rights and remedies. Notwithstanding the foregoing, the Indemnified Party shall at all times prior to the expiration of the time periods set forth in this subsection be entitled to pursue equitable relief if the Indemnified Party deems it necessary, in its sole and absolute discretion.

      9.4	Limitation on Indemnification.  Seller's liability for
indemnification under this Article 9 shall be limited as follows:

      (a)	In no event shall Seller have any obligation to indemnify
Purchaser Indemnified Parties in respect of Losses which exceed in total the Purchase Price, except with respect to Sections 3.6, 3.8, and 3.10. Nothing contained in this Article 9 shall be construed as limiting Purchaser's right to indemnification for fraud. Any amounts otherwise payable by Seller under this
Article 9 shall be reduced by (i) the net amount of any proceeds actually received by Purchaser from any insurance proceeds covering any claimed Purchaser Losses, or (ii) the amount actually received by Purchaser with respect to the successful prosecution by any Indemnifying Party of a claim made on behalf of the Purchaser in connection with the Purchaser's Loss.

      (c)	Purchaser shall first satisfy any claim for indemnification
against Seller from the Escrow Account. Only after the Escrow Account has been exhausted will Purchaser seek indemnification from other assets of Seller.

      9.5	Time Limitations.  The Seller and Purchaser acknowledge and
agree that except with respect to the representations and warranties set forth in Sections 3.6, 3.7, 3.8, 3.10, 3.12 and 3.18, all representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years. The representations and warranties set forth in Sections 3.6, 3.7, 3.8, 3.10, 3.12 and 3.18 shall survive until the expiration of the applicable statute of limitations arising from matters described therein. Anything herein to the contrary notwithstanding, the survival period outlined herein shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made prior to the expiration of such survival period but not resolved prior to its expiration, but any such extension shall apply only as to claims asserted and not so resolved within the survival period. Liability for any such items shall continue until such claim shall have been finally settled, decided or adjudicated.

	                           ARTICLE 10
	                          TERMINATION

      10.1	Termination.  This Agreement may be terminated at any time prior to the Closing:

      (a) by mutual consent of Purchaser and Seller;

      (b) by either Purchaser or Seller if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other party(ies) in the representations and warranties or covenants set forth in this Agreement and any such misrepresentation or breach, if capable of cure, is not cured within 15 days after written notice thereof to such other party(ies), or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's(ies') obligations to consummate the transactions contemplated hereby (other than as a result of any willful act or omission by the terminating party(ies)); or

      (c) by either Purchaser or Seller if the transactions contemplated hereby have not been consummated on or before August 26, 2005; provided that neither Purchaser nor Seller shall be entitled to terminate this Agreement pursuant to this subsection (c) if Purchaser's or Seller's willful breach of this Agreement, respectively, has prevented the consummation of the transactions contemplated hereby.

      10.2	Effect of Termination.  In the event of termination of this
Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of Seller or Purchaser; provided, however, that this Section 10.02 shall not release (a) any party from any such liability in the event such party causes the termination of this Agreement by a willful act, or a willful failure to act, in violation of the terms and conditions of this Agreement or (b) any party from its obligations under Section 11.7.

      10.3 	Effect of Closing.  Seller and Purchaser shall be deemed to have waived their respective rights to terminate this Agreement upon the completion of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article 6 or 7 unless such waiver is made in writing.

                                   ARTICLE 11
                             ADDITIONAL AGREEMENTS

      11.1	Survival.  The representations, warranties, covenants and
agreements set forth in this Agreement or in any writing delivered to Purchaser or Seller in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby, subject to Section 9.5, and shall not be affected by any examination made for or on behalf of Purchaser or Seller, the knowledge of any of Purchaser's or of Seller's respective officers, directors, shareholders, partners, employees or agents, or the acceptance by Purchaser or Seller of any certificate or opinion.

      11.2	Mutual Assistance.  Subsequent to the Closing, Seller and
Purchaser, at their own cost, shall assist each other (including making records available) in the preparation of their respective tax returns and the filing and execution of tax elections, if required, as well as any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

      11.3	Press Release and Announcements.  No press release related to this Agreement or the transactions contemplated hereby, or other announcements to the employees, customers or suppliers of Seller, shall be issued without the joint approval of Purchaser and Seller. No other public announcement related to this Agreement or the transactions contemplated hereby shall be made by either party, except as required by law, in which event the parties shall consult as to the form and substance of any such announcement required by law.

      11.4	Expenses.   Each party shall pay all of its expenses in
connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement and Seller shall pay all costs, including costs of recording all documents, necessary to place record title in the condition warranted by or required of Seller by this Agreement and any taxes and expenses arising out of the conveyance of the Purchased Assets.

      11.5	Further Transfers.  After the Closing, Seller shall, and shall cause its affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to Purchaser of the Purchased Assets. Seller shall execute such documents as may be necessary to assist Purchaser (or its designees) in preserving or perfecting its rights in the Purchased Assets.

      11.6	Transition Assistance.  From the date hereof and until three years after the Closing, Seller shall not in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging employees, customers, suppliers, lessors and other business associates from maintaining the same business relationships with Purchaser after the date of this Agreement as were maintained with Seller prior to the date of this Agreement.

      11.7	Confidentiality.  If the transactions contemplated by this
Agreement are not consummated, Purchaser shall maintain the confidentiality of all information and materials received by it reasonably designated by Seller as confidential, and Purchaser shall return to Seller or destroy any materials (and copies thereof) obtained from Seller in connection with the transactions contemplated hereby. Whether or not the transactions contemplated hereby are consummated, Seller shall maintain the confidentiality of all information and materials regarding Purchaser and its affiliates, reasonably designated as confidential by Purchaser. If the transactions contemplated by this Agreement are consummated, Seller shall maintain the confidentiality of all proprietary and other non-public information regarding the Business and the Purchased Assets and shall turn over to Purchaser all such materials in their possession.

      11.8 	Non-Compete: Non-Solicitation.


      (a) As a significant inducement to Purchaser to enter into and to perform its obligations under this Agreement and subject to Paragraph (b) below, Seller agrees that, for a period of three (3) years after the Closing Date (the "Non-Competition Period"), it shall not in any State in the United States or any country in the world (collectively, the "Geographical Area") directly or indirectly, either for itself or any other person: (i) own, manage, control, participate in, permit its name to be used by, consult with, render services for or otherwise assist in any manner any entity that owns, invests in, manages, controls or engages in marketing or selling of services that compete with the Services (the "Restricted Business"), except that the foregoing shall not prohibit Seller from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as it has no active participation in the business of such corporation; (ii) offer employment to or hire any current or future employee of the Restricted Business without the prior written consent of Purchaser; or (iii) solicit or do business with any customer of Purchaser who was a customer of Seller at any time during the one-year period immediately prior to the Closing Date for the purposes of soliciting or otherwise doing business substantially identical to, or competitive with, the Restricted Business in the Geographical area.

	(b)	Nothing in this Agreement shall preclude Seller from selling or marketing e-mail filtering, web hosting, and co-location services as part of a bundled telecommunications services offering, i.e., accompanying broadband, bandwidth or DSL services ("Permitted Services") provided such Permitted Services were services belonging to an internet service provider acquired by or merged into the Seller and provided Seller complies with Section 11.8(a)(iii). Except as permitted in the immediately foregoing sentence, Seller and its affiliates may not acquire, develop, distribute or provide proprietary software or managed service in the e-mail filtering (including anti-virus or spam), archiving, or encryption and policy management categories. Paragraph (a) of this Section 11.8 shall not preclude Seller from offering services on a retail or wholesale basis in the following areas:

	Data Services:
		Internet access services
		Local and toll-free dial-up
		Broadband/bandwidth services
		Wireline
		DSL
		Dedicated services (ex. T-1, DS-3, OC level, Fast-e/Gig-e,
		        Layer 2 transport, etc)
		Wireless
		Fixed Broadband Wireless
		E-mail services provided by an ISP that is acquired by or
			merged into Seller
		E-mail hosting
		Spam and pop-up blocking provided by an ISP that is acquired
			by or merged into Seller
		Co-location
		Web Hosting
		Content Services

	Voice Services
		Wireline
		Traditional local and long distance Telecommunications services
		Wireless
		Cellular/PCS/3G
		Enhanced Telephony Services
		Voice over Internet Protocol (VolP)
		Unified Messaging
		Conferencing

	This Agreement shall not preclude Seller from providing on-site networking support or service/installation On-line marketing services.

      (c) If, at the time of enforcement of this Section 11.8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

      (d) Seller recognizes and affirms that in the event of breach of it of any of the provisions of this Section 11.8 money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of Seller under this Section 11.8 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief without posting any bond or security to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Section 11.8, including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this
Section 11.8 plus (ii) the length of any court proceedings necessary to stop such violation. In the event of a breach or violation by Seller of any of the provisions of this Section 11.8, the running of the Non-Competition Period, but not of obligations of Seller under this Section 11.8, shall be tolled during the period during which such occurrence of any alleged breach or violation is investigated and during the continuance of any actual breach or violation.


      11.9	Specific Performance.  Seller acknowledges that the Business and the Purchased Assets are unique and recognize and affirm that in the event of a breach of this Agreement by Seller, money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of Seller hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.

      11.10	Remittances.  All remittances, mail and other communications relating to the Purchased Assets, Assumed Liabilities or the Business received by Seller at any time after the Closing Date shall be immediately turned over to Purchaser by Seller. Seller shall cooperate with Purchaser, and take such actions as Purchaser reasonably requests, to assure that customers of the Business send their remittances directly to Purchaser, and to assure that remittances from customers of the Business which are improperly sent to Seller are not commingled with Seller's assets and are turned over to Purchaser.

      11.11	Best Efforts To Consummate Closing Transactions. On the terms and subject to the conditions contained in this Agreement, Seller and Purchaser agree to use their best efforts to take, or to cause to be taken, all reasonable actions, and to do, or to cause to be done, all reasonable things, necessary, proper or advisable under applicable laws and regulations to consummate, as soon as reasonably practicable, the Closing, including the satisfaction of all conditions thereto set forth herein.

      11.12	Waiver of Compliance with Bulk Sales Laws. Purchaser hereby
waives compliance by Seller with the requirements of any so called Bulk sales or transfers laws of any jurisdiction in connection with the sale of the Purchased Assets to Purchaser; but such waiver shall not affect the obligation of Seller under Section 9 to indemnify Purchaser and hold Purchaser harmless from and against any loss, liability, damage or expense which Purchaser may suffer or sustain or to which Purchaser may become subject as a result of or in connection with the failure by Seller to so comply.

	11.13	Employees of Seller.  Purchaser is under no legal obligation to employ any personnel presently employed by Seller. Prior to the Closing Date, Purchaser may offer employment to Brian Bebeau, Tom Smith, Chad Mattix and Kevin Schwallach, but shall not, during the Non-Competition Period, directly or indirectly, solicit the employment of any person who at any time during the Non-Competition Period was an employee of Seller or any affiliate of Seller, provided that general solicitation by means of advertising or Internet postings shall not be deemed to be solicitation. With respect to Brian Bebeau, Tom Smith, Chad Mattix and Kevin Schwallach, Purchaser shall have the absolute right to establish all terms and conditions of employment, including wages, benefits and benefit plans, if Purchaser elects to make an offer of employment. Further, it is expressly agreed that Purchaser is not bound by any previous or existing collective bargaining agreement which may be in existence between Seller and any representatives of Seller's employees, nor is Purchaser bound to assume, implement or continue any wages, terms and conditions of employment, benefits or benefit plans which may currently exist for Seller's employees. All such offers of employment shall be on the terms and conditions established by Purchaser and shall be contingent upon employment commencing with Purchaser only following the Closing Date. Seller agrees not to discourage any individuals who are offered employment by Purchaser in compliance with the terms of this paragraph from accepting employment with Purchaser.

	11.14	MailMAX Cooperation.  During the period of up to thirty (30)
days after the Closing, Seller will cooperate with Purchaser with respect to the technical aspects of converting customers of the MailMAX service from Seller's systems to Purchaser's systems, including without limitation, permitting Purchaser to access Seller's Internet domain for this purpose and/or the forwarding of email traffic to Purchaser and/or such other technical sharing/assistance as Purchaser shall reasonably request from Seller, provided that any out-of-pocket expense with respect to such cooperation shall be borne by Purchaser.

	11.15	Seller's Continued Obligations Under Certain Assigned
Agreements. To the extent that any of the Assigned Agreements contain obligations related to the treatment of confidential information of a third party, Seller shall continue to comply with such provisions pursuant to the terms of any such Assigned Agreement.

                                   ARTICLE 12
                                 MISCELLANEOUS


      12.1	Amendment and Waiver.  This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding on Seller only if such amendment or waiver is set forth in a writing executed by Seller and that any such amendment or waiver shall be binding upon Purchaser only if such amendment or waiver is set forth in a writing executed by Purchaser. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

      12.2	Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or mailed by certified mail, return receipt requested. Notices, demands and communications to Seller or Purchaser shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

      Notices to Seller

	Mycom Group, Inc.
	602 Main Street
	Cincinnati, Ohio 45202
	Attention:  Mr. Rob Bransom, President and CEO

      with a copy to:

Lindhorst & Dreidame Co., LPA
312 Walnut Street, Suite 2300
Cincinnati, Ohio 45202-4091
Attention:  Thomas E. Martin, Esq.

      Notices to Purchaser

	SecurePipe, Inc.
	75 Tri State Drive
	Lincolnshire, Illinois  60069
	Attention:  Mr. Art Roldan, President and CEO




      with a copy to:

      Katten Muchin Rosenman LLP


      525 West Monroe Street
      Chicago, Illinois 60661
      Attention:  Craig C. Bradley, Esq.

      12.3	Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder of Seller shall be assignable by Seller without the prior written consent of Purchaser.

      12.4	Severability.  Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

      12.5	No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

      12.6	Captions.  The captions used in this Agreement are for
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

      12.7	Complete Agreement.  This Agreement and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or owl, which may have related to the subject matter hereof in any way.

      12.8	Counterparts. This Agreement may be executed in one or more
counterparts, all of which taken together shall constitute one and the same instrument.

      12.9	Governing Law.  The internal law, not the law of conflicts, of the State of Illinois shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

      12.10	Remedies Cumulative.  Except as set forth in Section 9.3(b), all remedies of the parties provided herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and every remedy given herein or by law to any party hereto may be exercised from time to time and as often as shall be deemed expedient, by such party.

      12.11	Knowledge of Seller.  For the purposes of this Agreement,
"knowledge of Seller" and "to the best knowledge of Seller" means the knowledge of any officer or director of Seller or the knowledge of Chad Mattix, and any such individual shall be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

[signature page follows]


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:				SELLER:

SECUREPIPE, INC.			MYCOM GROUP, INC.


By:_________________________		By: ________________________________
     Art Roldan, President			Rob Bransom, Chairman, CEO






Exhibits

A  -  Escrow Agreement
B  -  Purchase Price Allocation
C  -  Reserved
D  -  Seller's Officer's Certificate
E  -  Assignment and Bill of Sale and Assumption of Liabilities
F  -  Purchaser's Officer's Certificate
G  -  Non-Competition Agreement
H  -  Reseller Agreement
I  -  Prospective Customers
J  -  Royalty Agreement

Schedules

1.1(a)        	-  Purchased Contracts
1.1(a-PA)   	-  Purchased Agreements
1.1(e)         	-  Equipment
3.1             -  Qualifications
3.4             -  Liabilities
3.5             -  Developments
3.6(a)          -  Liens
3.8             -  Tax Matters
3.9(b)          -  Other Contracts
3.9(c)          -  Contract Exceptions
3.9(e)          -  Exhibit A's to Purchased Contracts
3.10            -  Proprietary Rights
3.11            -  Litigation
3.13            -  Consents
3.15            -  Employee Benefits
3.16            -  Affiliated Transactions
3.17            -  Compliance
3.18            -  Environmental Matters